Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS SECOND QUARTER RESULTS

LITTLETON, CO – August 8, 2007 – ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the second quarter and six months ended June 30, 2007. See attached tables.

Total revenues for the quarter increased 49% to $4.9 million as compared to the second quarter of 2006, while sales in the Company’s mercury emission control segment rose 75% to $4.6 million. The Company’s gross margin was 30.9% in the quarter, versus 34.6% in the second quarter of last year, due to slightly lower margins realized on activated carbon injection (“ACI”) systems as the market is developing and pricing pressures increased as a result of competition, and decreased Flue Gas Conditioning (“FGC”) revenues, some of which were sales of a licensed product that carries lower margins. General and administrative expenses increased $285,000 during the quarter, primarily due to higher legal, consulting, outside labor and administrative wage costs, but declined as a percentage of revenues to 24% from 28%. ADA-ES reported an operating loss of $274,000, compared to an operating loss of $140,000 in the second quarter of 2006. The Company had net income of $55,000 or $0.01 per diluted share, versus net income of $44,000 or $0.01 per diluted share in the 2006 period.

For the six-month period, total revenues rose 27% to $8.8 million, and sales in the Company’s mercury emission control segment increased 43% to $8.2 million. Operating loss was $586,000 versus operating income of $24,000 for the same period last year. Net income was $32,000 or $0.01 per diluted share for the current six-month period compared to $282,000 or $0.05 per diluted share for the same period in 2006.

Dr. Michael Durham, President & CEO of ADA-ES, stated, “Our mercury control revenues grew at a very attractive pace during the quarter, with commercial ACI equipment sales of $2.5 million becoming our dominant revenue source. We are optimistic about our prospects for continued growth in the balance of the year as we start to recognize more significant ACI system revenues.”

Dr. Durham continued, “Our financial results continue to reflect our focus on future growth and our aggressive approach to leveraging our position in mercury control and maximizing the Company’s future earnings. To position ADA-ES to be able to respond to an anticipated market for 50-100 mercury control systems during 2007-2008, we have expanded the number of engineers in our commercial equipment design and proposal group, enhanced our designs, and increased our potential suppliers of components.”

Dr. Durham concluded, “We remain extremely enthusiastic about the Company’s long-term prospects for growth, based on our current position in the mercury control market, and the rapidly growing demand for mercury control technology and activated carbon. The evidence of our commitment to this market and our progress can be seen in the filing of permits for new activated carbon production lines in Louisiana, which positions the Company to be a long-standing market leader. Additionally, progress is being made on our other growth area, refined coal, and carbon dioxide emission control presents further upside potential.”

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 9:00 a.m. ET on Wednesday, August 8, 2007. Interested parties may participate in the call by dialing 706-679-3200. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADA-ES call (conference ID # 10607544). The conference call will also be webcast live via the Investor Information section of ADA-ES’ website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

Headquartered in Littleton, CO, ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, mercury measurement instrumentation, and related services. Additionally, the Company is implementing plans to produce and supply activated carbon.

This press release and the referenced conference call contain, and will contain, respectively, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide a “safe harbor” for such statements in certain circumstances. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. These statements are prefaced by words or phrases such as “will,” “hope,” “expect,” “anticipate,” “intend” and “plan,” or words of similar meaning, and such forward-looking statements include, but are not limited to, statements or expectations regarding future revenues or other financial measures, anticipated projects and new contracts, anticipated growth in the markets we serve and related items, including our position in those markets. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing economic conditions, market demand for ADA-ES’ products and services, changes in technology, failure to satisfy performance guarantees, availability of federal funding, availability of private financing which will be needed to implement our expansion plans, changes in laws or regulations, results of demonstrations of our own, and other’s licensed technologies, operational difficulties, availability of skilled personnel, and other factors discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements made in this release or the conference call, and to consult filings we make with the Securities and Exchange Commission for additional risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this release and the conference call are made and based on information as of the date of this release. We assume no obligation to update any of these statements based on information after the date of this report, unless required by law to do so.

Contacts:

ADA-ES, Inc. Michael D. Durham, Ph.D., MBA, President & CEO Mark H. McKinnies, CFO (303) 734-1727 www.adaes.com	Investor Relations Counsel The Equity Group Inc. www.theequitygroup.com Loren G. Mortman (212) 836-9604 LMortman@equityny.com

ADA-ES, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUE:
Mercury emission control	$4,609	$2,635	$8,238	$5,755
Flue gas conditioning and other	333	671	608	1,200

Total net revenues	4,942	3,306	8,846	6,955
COST OF REVENUES:
Mercury emission control	3,117	1,734	5,297	3,753
Flue gas conditioning and other	296	428	431	680

Total cost of revenues	3,413	2,162	5,728	4,433

GROSS MARGIN	1,529	1,144	3,118	2,522
OTHER COSTS AND EXPENSES:
General and administrative	1,195	910	2,656	1,762
Research and development	525	310	881	614
Depreciation and amortization	83	64	167	122

Total expenses	1,803	1,284	3,704	2,498

OPERATING INCOME (LOSS)	(274)	(140)	(586)	24
OTHER INCOME:
Minority interest in loss of consolidated subsidiary	83	—	96	—
Interest and other income	268	194	534	388

Total other income	351	194	630	388

INCOME BEFORE INCOME TAX PROVISION	77	54	44	412
DEFERRED INCOME TAX PROVISION	(22)	(10)	(12)	(130)

NET INCOME	55	44	32	282
UNREALIZED (LOSSES) ON CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, net of tax	(5)	(31)	(1)	(14)

COMPREHENSIVE INCOME	$50	$13	$31	$268

NET INCOME PER COMMON SHARE—BASIC AND DILUTED	$0.01	$0.01	$0.01	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,641	5,624	5,638	5,620

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	5,770	5,875	5,742	5,818

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for June 30, 2007.

ADA-ES, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except shares)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,619	$16,129
Trade receivables, net of allowance for doubtful accounts of $35 and $4, respectively	4,428	3,522
Investments in securities	2,154	2,427
Prepaid expenses and other	528	361

Total current assets	20,729	22,439

PROPERTY AND EQUIPMENT, at cost	2,154	1,830
Less accumulated depreciation and amortization	(1,186)	(1,033)

Net property and equipment	968	797

GOODWILL, net of $1,556 in amortization	2,024	2,024
INTANGIBLE ASSETS, net of $69 and $57, respectively, in amortization	272	241
INVESTMENTS IN SECURITIES	5,429	5,322
DEVELOPMENT PROJECTS AND OTHER ASSETS	4,040	931

TOTAL ASSETS	$33,462	$31,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,454	$2,352
Accrued payroll and related liabilities	590	618
Accrued expenses	145	161
Deferred revenue	1,039	761

Total current liabilities	5,228	3,892

LONG-TERM LIABILITIES:
Deferred warranty and other	267	184

Total liabilities	5,495	4,076

MINORITY INTEREST	11	37
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock; 50,000,000 shares authorized, none outstanding	—	—
Common stock; no par value, 50,000,000 shares authorized, 5,646,981 and 5,635,137 shares issued and outstanding	27,876	27,592
Accumulated other comprehensive income	166	167
Accumulated deficit	(86)	(118)

Total stockholders’ equity	27,956	27,641

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,462	$31,754

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for the quarter ended June 30, 2007.